UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 29, 2016
___________________________________________
THE GOLDFIELD CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________________

Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd. Melbourne, FL 32901
(Address of principal executive offices and Zip Code)
___________________________________________
Registrant’s telephone number, including area code (321) 724-1700
 ___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 29, 2016, The Goldfield Corporation (the “Company”) appointed Greg Crutchfield, as President of Power Corporation of America (“PCA”) and Southeast Power Corporation, effective January 1, 2017. Mr. Crutchfield joined PCA as Executive Vice President earlier in 2016 and succeeds Robert L. Jones. Mr. Jones was previously appointed interim President of PCA and Southeast Power in June of 2016 and will continue as Vice President of PCA, effective January 1, 2017. See Item 7.01 below.
Mr. Crutchfield will have an annual base salary of $275,000 and will have the opportunity to earn a bonus award, which will be calculated as 2.0% of the pre-tax earnings of PCA, subject to adjustment for certain specified items, and will not be dependent upon any other factors.

Item 7.01	Other Events.
On January 3, 2017, the Company issued a press release announcing electrical construction executive promotions, including the appointment of Greg Crutchfield as President of PCA and Southeast Power. A copy of the press release is attached hereto and incorporated by reference herein as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description of Exhibit

99.1.	Press release, dated January 3, 2017, announcing electrical construction executive promotions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2017

THE GOLDFIELD CORPORATION

By:	/s/ STEPHEN R. WHERRY
Stephen R. Wherry
Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1.	Press release, dated January 3, 2017, announcing electrical construction executive promotions.

3